Exhibit 10.1

EXECUTION VERSION

FIRST AMENDMENT TO
SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This FIRST AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, dated as of October 25, 2012 (this “Amendment”), modifies that certain Second Amended and Restated Loan and Security Agreement, dated as of March 21, 2011 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Loan and Security Agreement”), among THE BON-TON DEPARTMENT STORES, INC., a Pennsylvania corporation (“Bon-Ton”), THE ELDER-BEERMAN STORES CORP., an Ohio corporation (“Elder-Beerman”), CARSON PIRIE SCOTT II, INC., a Mississippi corporation (“CPS II”), BON-TON DISTRIBUTION, INC., an Illinois corporation (“Distribution”), MCRIL, LLC, a Virginia limited liability company (“McRIL”), THE BON-TON STORES OF LANCASTER, INC., a Pennsylvania corporation (“Lancaster” and, together with Bon-Ton, Elder-Beerman, CPS II, Distribution, McRIL and any other person from time to time a borrower thereunder, collectively, the “Borrowers”), each of the other Obligors party thereto, the financial institutions party thereto from time to time as lenders (collectively, the “Lenders”), BANK OF AMERICA, N.A., a national banking association (“Bank of America”), as agent for the Lenders (in such capacity, the “Agent”), Bank of America and GENERAL ELECTRIC CAPITAL CORPORATION (“GE Capital”), acting as co-collateral Agents (in such capacity, the “Co-Collateral Agents”), and the other parties thereto.  Capitalized terms used herein and not defined shall have the meaning assigned to such terms in the Loan and Security Agreement.

W I T N E S S E T H:

A.                                    The Borrowers have requested that the Agent and the Lenders agree to amend certain of the terms and provisions of the Loan and Security Agreement, as specifically set forth in this Amendment; and

B.                                    The undersigned Lenders and the Agent are prepared to amend the Loan and Security Agreement on the terms, subject to the conditions and in reliance on the representations set forth herein.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:

Section 1.                                           Amendments to Loan and Security Agreement.

(a)                                 Section 1.1 (Definitions) of the Loan and Security Agreement is hereby amended by restating the definition of “Applicable Margin” in its entirety as follows:

Applicable Margin - with respect to any Type of Loan, the margin set forth below, as determined by the average daily Availability Percentage during the Fiscal Quarter most recently then ended:

Level	Availability Percentage	LIBOR Tranche A Revolver Loans	LIBOR Tranche A-1 Revolver Loans	Base Rate Tranche A Revolver Loans	Base Rate Tranche A-1 Revolver Loans
I	Greater than 60%	2.00%	3.75%	1.00%	2.75%
II	Less than or equal to 60% and greater than 30%	2.25%	4.00%	1.25%	3.00%
III	Less than or equal to 30%	2.50%	4.25%	1.50%	3.25%

The margins shall be subject to increase or decrease on a quarterly basis.  Not more than ten (10) Business Days after the first day of each Fiscal Quarter, Agent shall determine the Applicable Margin for such Fiscal Quarter (which shall be effective as of the first Business Day of such Fiscal Quarter) based on the average daily Availability Percentage for the prior Fiscal Quarter.

(b)                                 Section 1.1 (Definitions) of the Loan and Security Agreement is hereby amended by restating the following definitions contained therein in their entirety:

Tranche A Borrowing Base - on any date of determination, an amount equal to the lesser of (a) the aggregate amount of Tranche A Revolver Commitments on such date and (b) the sum of (i) the Tranche A Inventory Formula Amount on such date, plus (ii) the Tranche A Real Estate Availability Amount on such date, plus (iii) Tranche A Credit Card Receivables Amount on such date, plus (iv) the Tranche A Check Receivables Amount on such date, minus (v) the Availability Reserve on such date.

Tranche A-1 Borrowing Base - on any date of determination, an amount equal to the lesser of (a) the aggregate amount of the Tranche A-1 Revolver Commitments on such date and (b) the sum of (i) the Tranche A-1 Inventory Formula Amount on such date, plus (ii) the Tranche A-1 Real Estate Amount on such date, plus (iii) the Tranche A-1 Credit Card Receivables Amount on such date, plus (iv) the Tranche A-1 Check Receivables Amount on such date, minus (v) the Availability Reserve on such date (to the extent not already deducted in the Tranche A Borrowing Base).

Tranche A-1 Inventory Advance Percentage - (a) at all times prior to December 31, 2013, 15%, (b) from and after December 31, 2013 through and including December 30, 2014, 12.50%, and (c) from and after December 31, 2014 and at all times thereafter, 10.00%.  If any date on which the Tranche A-1 Inventory Advance Percentage is to be adjusted is not a Business Day, then the Tranche A-1 Inventory Advance Percentage shall be adjusted on the Business Day next succeeding such day.

(c)                                  The defined term “Tranche A-1 Revolver Commitment” set forth in Section 1.1 (Definitions) of the Loan and Security Agreement is hereby amended by deleting the final sentence therefrom and replacing it with the following sentence:  “On the Amendment Closing Date, the Tranche A-1 Revolver Commitments are $100,000,000.”.

(d)                                 The defined term “Tranche A Fixed Asset Availability Amount” set forth in Section 1.1 (Definitions) of the Loan and Security Agreement is hereby deleted in its entirety and replaced by the following new definition in the appropriate alphabetical order:

Tranche A Real Estate Availability Amount - on any date of determination, the lesser of (x) $65,000,000 minus the Tranche A-1 Real Estate Amount on such date and (y) Tranche A Real Estate Amount on such date.

For the avoidance of doubt, any reference to the defined term “Tranche A Fixed Asset Availability Amount” in the Loan and Security Agreement or any other Loan Document shall be replaced by the defined term “Tranche A Real Estate Availability Amount”.

(e)                                  Section 1.01 (Definitions) of the Loan and Security Agreement is hereby amended by inserting the following new definitions in the appropriate alphabetical order:

Amendment Closing Date - October 25, 2012.

Check Processor - any Person, reasonably acceptable to the Agent, that acts as a processor that converts checks accepted by a Borrower into electronic receipts directed to a designated account of such Borrower.

Check Receivables - collectively, all present and future rights of a Borrower to payment from any Check Processor arising from sales of goods or rendition of services to customers who have purchased such goods or services using a check.

Eligible Check Receivables - at the time of any determination thereof, each Check Receivable that satisfies the following criteria at the time of creation and continues to meet the same at the time of such determination: such Check Receivable has been earned by performance and represents the bona fide amounts due to a Borrower from a Check Processor, and originated in the ordinary course of business of such Borrower.  Without limiting the foregoing, to qualify as an Eligible Check Receivable, the related Account or Payment Intangible shall indicate no Person other than a Borrower as payee or remittance party.  In determining the amount to be so included, the face amount of the related Account or Payment Intangible shall be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that a Borrower may be obligated to rebate to a customer or a Check Processor pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account or Payment Intangible but not yet applied by the Obligors to reduce the amount of such Check Receivable.  Any Check Receivables meeting the foregoing criteria shall be deemed Eligible Check Receivables but only as long as such Check Receivable is not included within any of the following categories, in which case such Check Receivable shall not constitute an Eligible Check Receivable:

(a) Check Receivables which do not constitute an “Account” or “Payment Intangible” (each, as defined in the UCC);

(b) Check Receivables due from Check Processors that have been outstanding for more than five (5) Business Days from the date of acceptance of the underlying checks at the point of sale;

(c) Check Receivables that are not denominated in U.S. dollars;

(d) Check Receivables with respect to which the Borrowers do not have good, valid and marketable title thereto;

(e) Check Receivables due from Check Processors that (i) are not subject to a first priority (other than Permitted Liens permitted pursuant to any of clauses (c), (d), (f), (o), (t), (u), (w) or (x) of such definition and entitled to priority under Applicable Law) perfected security interest in favor of Agent for the benefit of the Secured Parties or (ii) are subject to any Liens except for (x) Liens in favor of the Agent and (y) Liens permitted pursuant to clauses (c) through (x) of Section 10.2.2, so long as such Liens (other than Permitted Liens entitled to priority under Applicable Law) are junior to the Liens granted to Agent;

(f) Check Receivables due from Check Processors which are disputed between a Borrower and a Check Processor, or with respect to which a claim, counterclaim, offset or chargeback has been asserted, by the related Check Processor (but only to the extent of such dispute, claim, counterclaim, offset or chargeback);

(g) Check Receivables due from Check Processors as to which the Check Processor has the right under certain circumstances to require the Borrowers to repurchase such Accounts from such Check Processor;

(h) Except as otherwise approved by Agent, Check Receivables due from Check Processors as to which the Agent has not received a notification (which shall be in form and substance reasonably satisfactory to the Agent and provide, among other things, that the Check Processor agrees to make payment therefor into a designated account);

(i) Check Receivables due from a Check Processor of the applicable check which is the subject of any proceeding under any debtor relief law;

(j) Check Receivables which are not a valid, legally enforceable obligation of the applicable Check Processor with respect thereto;

(k) Check Receivables which are evidenced by “chattel paper” or an “instrument” of any kind (which for the avoidance of doubt shall not include the underlying checks themselves) unless such “chattel paper” or “instrument” is in the possession of Agent, and to the extent necessary or appropriate as reasonably determined by the Agent, endorsed to Agent; or

(l)                                     Check Receivables due from Check Processors which Agent determines, in its reasonable credit judgment, to be unlikely to be collected.

Notwithstanding the above, Agent reserves the right, at any time and from time to time after the Amendment Closing Date, to adjust the criteria set forth above, to establish new criteria and to adjust the applicable advance rate with respect to Eligible Check Receivables, in its reasonable credit judgment, subject to the approval of the Supermajority Lenders in the case of adjustments of criteria or establishment of new criteria which have the effect of making more credit available or subject to the approval of all Lenders (except Defaulting Lenders as provided in Section 4.2) in the case of changes in the applicable advance rates which have the effect of making more credit available.

Tranche A Check Receivables Amount means, on any date, an amount equal to 90% of the book value of Eligible Check Receivables on such date.

Tranche A-1 Check Receivables Amount - on any date of determination, 5% of the book value of Eligible Check Receivables on such date.

Tranche A-1 Credit Card Receivables Amount - on any date of determination, 5% of the book value of Eligible Credit Card Accounts on such date.

(f)                                   Section 14.1.1 (Amendment) to the Loan and Security Agreement is hereby amended by:

i.      deleting paragraph (d) therein and substituting the following new paragraph (d) in lieu thereof:

“      (d)                                 (i) without the prior written consent of the Supermajority Lenders, no modification shall be effective that would (A) amend the definition of Tranche A Borrowing Base (or the defined terms used, directly or indirectly, in such definition), in each case, in a manner that would result in more credit being made available or (B) amend the definition of Supermajority Lenders and (ii) without the prior written consent of each of the Tranche A-1 Lenders, no modification shall be effective that would (A) amend the definition of

Tranche A-1 Borrowing Base (or the defined terms used, directly or indirectly, in such definition), in each case, in a manner that would result in more credit being made available or (B) amend the definition of Tranche A-1 Lenders; and”

ii.   inserting the following new text at the end of paragraph (e) thereof:

“(other than an advance rate set forth in the definition of Tranche A-1 Borrowing Base (or set forth in any defined term used, directly or indirectly, in such definition), which shall require, in each case, the consent of each of the Tranche A-1 Lenders)”

(g)                                  Schedule 1.1(a) (Commitments of Lenders) to the Loan and Security Agreement is hereby deleted and replaced in its entirety by Schedule 1.1(a) hereto.

Section 2.                                           Conditions Precedent.  This Amendment shall become effective as of the date first written above (the “Amendment Closing Date”) upon the satisfaction of the following conditions precedent:

(a)                                 This Amendment shall have been duly executed and delivered to the Agent by each of the Borrowers, the Guarantors, the Agent and each of the Lenders.

(b)                                 The Agent shall have received a Borrowing Base Certificate dated as of the Amendment Closing Date, in form and substance reasonably satisfactory to it and providing a determination of the Tranche A Borrowing Base and the Tranche A-1 Borrowing Base after giving effect to this Amendment, and the Agent shall be satisfied that, both before and after giving effect to all extensions of credit outstanding or to be made on the Amendment Closing Date, Excess Availability under the Loan and Security Agreement, as amended by this Amendment, shall not be less than $250,000,000.

(c)                                  The Agent and the Lenders shall be satisfied that the Security Documents remain effective to create in favor of the Agent a legal, valid and enforceable first priority (subject only to Permitted Liens entitled to priority under Applicable Law) perfected security interest in and Lien upon the Collateral.

(d)                                 The Agent shall have received a certificate of a duly authorized officer of each Obligor (with such certification to be in such Person’s capacity as an officer of such Obligor and not in such Person’s individual capacity), (i) certifying (x) that such Obligor’s Organic Documents certified by such Obligor to the Agent on the Closing Date remain in full force and effect, without amendment (or, if such Organic Documents have been amended, attaching copies thereof, certified by the Secretary of State or another official of such Obligor’s jurisdiction of organization), and (y) that an attached copy of resolutions authorizing execution and delivery of the Amendment is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this Amendment, and (ii) attaching good standing or subsistence certificates, as applicable, for such Obligor, issued by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization.

(e)                                  The Agent shall have received a written opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, on behalf of the Borrowers and each of the Guarantors, as well as any relevant local counsel to Obligors (it being understood that no local counsel opinion shall be required for The Bon-Ton Giftco, Inc.), in form and substance reasonably satisfactory to the Agent and each of the Lenders (including an opinion regarding the absence of any conflict between the Loan and Security Agreement as amended hereby and the Mortgage Loan Debt and the Senior Note Debt), it being understood that the Borrowers and the Guarantors shall not be required to deliver any enforceability opinions with respect to the Mortgages.

(f)                                   The Borrowers shall have paid (i) to the Agent all fees that are due and payable on the Amendment Closing Date and (ii) to such other Person(s) as are entitled thereto, all reasonable and documented fees and out-of-pocket expenses to be paid to the Agent and Lenders on the Amendment Closing Date (including, without limitation, all reasonable and documented fees, out-of-pocket charges and disbursements of counsel to the Agent), accounting, appraisal, consulting and other reasonable and documented fees and out-of-pocket expenses to the extent invoiced prior to or on the Amendment Closing Date.

(g)                                  Both immediately before, and immediately after giving effect to this Amendment and transactions hereunder, including all extensions of credit to be made on the Amendment Closing Date, (i) no Default or Event of Default shall exist and (ii) the representations and warranties set forth in Section 9 of the Loan and Security Agreement shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to the extent that any representation or warranty is already qualified or modified by materiality in the text thereof) as of the Amendment Closing Date, as though made on and as of such date (except to the extent that such representation or warranty relates to an earlier date or period, in which case as of such earlier date or period).

(h)                                 The Agent shall have received a detailed monthly availability forecast prepared by management of the Borrowers, in a format substantially similar to that contained in the Borrowing Base Certificate, for the period beginning on the Amendment Closing Date and ending on January 31, 2014.

Section 3.                                           Covenant of the Borrowers.  To the extent not delivered on or prior to the Amendment Closing Date, each of the Obligors hereby agrees to use commercially reasonable efforts to deliver, and to cause each Subsidiary to deliver, to Agent title reports and title insurance date-down endorsements and, to the extent applicable, me-too endorsements reasonably satisfactory to the Agent evidencing that the Mortgages remain effective to create in favor of the Agent a legal, valid and enforceable first priority (subject only to Permitted Liens entitled to priority under Applicable Law) perfected security interest in and Lien upon the Collateral encumbered thereby (it being understood that, to the extent any such title reports, title insurance date-down endorsements and me-too endorsements relating to any Mortgage are not delivered within thirty days after the Amendment Closing Date, the Agent may, in the reasonable exercise of its credit judgment, deem the Real Estate encumbered by such Mortgage not to be Eligible Real Estate and otherwise exclude the Collateral encumbered by such Mortgage from the Tranche A Borrowing Base or Tranche A-1 Borrowing Base, as applicable).

Section 4.                                           Survival of Representations and Warranties.  All representations and warranties made in this Amendment or in any other Loan Document shall survive the execution and delivery of this Amendment.  Such representations and warranties have been or will be relied upon by the Agent and each Lender, regardless of any investigation made by the Agent or any Lender or on their behalf and notwithstanding that the Agent or any Lender may have had notice or knowledge of any Default at the time of any extension of credit under the Loan and Security Agreement, and shall continue in full force and effect as long as any Loan or any other Obligation under the Loan and Security Agreement or any other Loan Document shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

Section 5.                                           Amendment as Loan Document.  This Amendment constitutes a “Loan Document” under the Loan and Security Agreement.

Section 6.                                           Amendment of Loan and Security Agreement.  On the Amendment Closing Date, this Amendment shall amend the Loan and Security Agreement.  On the Amendment Closing Date, the rights and obligations of the parties evidenced by the Loan and Security Agreement shall be evidenced by the Loan and Security Agreement, as amended by this Amendment, and the other Loan Documents, and the grant of security interest in the Collateral by the relevant Obligors under the Loan and Security Agreement and the other Loan Documents shall continue under but as amended by this Amendment, and shall not in any event be terminated, extinguished or annulled but shall hereafter be governed by the Loan and Security Agreement, as amended by this Amendment, and the other Loan Documents.  All references to the Loan and Security Agreement in any Loan Document or other document or instrument delivered in connection therewith shall be deemed to refer to the Loan and Security Agreement as amended by this Amendment.  Nothing contained herein shall be construed as a novation of the Obligations outstanding under and as defined in the Loan and Security Agreement, which shall remain in full force and effect, except as modified hereby.

Section 7.                                           Governing Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, NEW YORK GENERAL OBLIGATIONS LAW SECTIONS 5-1401 AND 5-1402 (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).

Section 8.                                           Execution.  This Amendment may be executed in counterparts, each of which taken together shall constitute one instrument.  This Amendment may be executed and delivered by facsimile or electronic transmission (including .pdf file), and they shall have the same force and effect as manually signed originals.  The Agent may require confirmation by a manually-signed original, but failure to request or deliver same shall not limit the effectiveness or any facsimile or electronic transmission signature.

Section 9.                                           Limited Effect.  This Amendment relates only to the specific matters expressly covered herein, shall not be considered to be an amendment or waiver of any rights or remedies that the Agent or any Lender may have under the Loan and Security Agreement, under any other Loan Document (except as expressly set forth herein) or under Applicable Law, and shall not be considered to create a course of dealing or to otherwise obligate in any respect the Agent or any Lender to execute similar or other amendments or waivers or grant any amendments or waivers under the same or similar or other circumstances in the future.

Section 10.                                    Ratification by Guarantors.  Each of the Guarantors acknowledges that its consent to this Amendment is not required, but each of the undersigned nevertheless does hereby agree and consent to this Amendment and to the documents and agreements referred to herein.  Each of the Guarantors agrees and acknowledges that (i) notwithstanding the effectiveness of this Amendment, such Guarantor’s Guaranty shall remain in full force and effect without modification thereto and (ii) nothing herein shall in any way limit any of the terms or provisions of such Guarantor’s Guaranty or any other Loan Document executed by such Guarantor (as the same may be amended from time to time), all of which are hereby ratified, confirmed and affirmed in all respects.  Each of the Guarantors hereby agrees and acknowledges that no other agreement, instrument, consent or document shall be required to give effect to this Section 10.  Each of the Guarantors hereby further acknowledges that the Borrowers, the Agent and any Lender may from time to time enter into any further amendments, modifications, terminations and/or amendments of any provisions of the Loan Documents without notice to or consent from such Guarantor and without affecting the validity or enforceability of such Guarantor’s Guaranty or giving rise to any reduction, limitation, impairment, discharge or termination of such Guarantor’s Guaranty.

Section 11.                                    Reaffirmation of Grant of Security Interests, Etc.  Each Obligor hereby reaffirms its grant to Agent, for the benefit of Secured Parties, of a continuing security interest in and Lien upon the personal and fixture property, assets and rights of such Obligor of every kind and nature, whether now owned or hereafter acquired or arising, and wherever located, all as provided in the Loan and Security Agreement and in the other Loan Documents, and each Obligor reaffirms that the Obligations are and shall continue to be secured by the continuing security interest and Lien granted by such Obligor to the Agent, for the benefit of Secured Parties, pursuant to the Loan and Security Agreement and the other Loan Documents.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Second Amended and Restated Loan and Security Agreement to be executed and delivered as of the date first above written.

BORROWERS:

THE BON-TON DEPARTMENT STORES, INC.

By:	/s/ Keith E. Plowman
Name:	Keith E. Plowman
Title:	Vice President and Chief Financial Officer

THE ELDER-BEERMAN STORES CORP.

By:	/s/ Keith E. Plowman
Name:	Keith E. Plowman
Title:	Executive Vice President and Chief Financial Officer

CARSON-PIRIE SCOTT II, INC.

By:	/s/ Keith E. Plowman
Name:	Keith E. Plowman
Title:	Executive Vice President and Chief Financial Officer

BON-TON DISTRIBUTION, INC.

By:	/s/ Keith E. Plowman
Name:	Keith E. Plowman
Title:	Executive Vice President and Chief Financial Officer

MCRIL, LLC

By:	/s/ Keith E. Plowman
Name:	Keith E. Plowman
Title:	Executive Vice President and Chief Financial Officer

THE BON-TON STORES OF LANCASTER, INC.

By:	/s/ Keith E. Plowman
Name:	Keith E. Plowman
Title:	Executive Vice President and Chief Financial Officer

Bon-Ton — First Amendment to Second Amended and Restated Loan and Security Agreement

The following Persons are signatories to this First Amendment to Second Amended and Restated Loan and Security Agreement in their capacity as Obligors and not as Borrowers:

THE BON-TON STORES, INC.

By:	/s/ Keith E. Plowman
Name:	Keith E. Plowman
Title:	Executive Vice President and Chief Financial Officer

THE BON-TON GIFTCO, INC.

By:	/s/ J. Gregory Yawman
Name:	J. Gregory Yawman
Title:	Vice President — General Counsel & Secretary

Bon-Ton — First Amendment to Second Amended and Restated Loan and Security Agreement

BANK OF AMERICA, N.A.,
as Agent and as Co-Collateral Agent

By:	/s/ Andrew Cerussi
Name:	Andrew Cerussi
Title:	Director

Bon-Ton — First Amendment to Second Amended and Restated Loan and Security Agreement

GENERAL ELECTRIC CAPITAL CORPORATION, as a Co-Collateral Agent

By:	/s/ Charles D. Chiodo
Name:	Charles D. Chiodo
Title:	Duly Authorized Signatory

Bon-Ton — First Amendment to Second Amended and Restated Loan and Security Agreement

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ Andrew Cerussi
Name:	Andrew Cerussi
Title:	Director

Bon-Ton — First Amendment to Second Amended and Restated Loan and Security Agreement

CAPITAL ONE LEVERAGE FINANCE CORP., as a Lender

By:	/s/ Michael S. Burns
Name:	Michael S. Burns
Title:	Sr. Vice Pres

Bon-Ton — First Amendment to Second Amended and Restated Loan and Security Agreement

CITIZENS BANK OF PENNSYLVANIA,
as a Lender and Co-Documentation Agent

By:	/s/ Don Cmar
Name:	Don Cmar
Title:	Vice President

Bon-Ton — First Amendment to Second Amended and Restated Loan and Security Agreement

GENERAL ELECTRIC CAPITAL CORPORATION, as a Lender

By:	/s/ Charles D. Chiodo
Name:	Charles D. Chiodo
TITLE:	DULY AUTHORIZED SIGNATORY

Bon-Ton — First Amendment to Second Amended and Restated Loan and Security Agreement

PNC BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Robert T. Orzechowski
Name:	Robert T. Orzechowski
Title:	Vice President

Bon-Ton — First Amendment to Second Amended and Restated Loan and Security Agreement

SUNTRUST BANK, as a Lender

By:	/s/ Lynn A. Trapanese
Name:	Lynn A. Trapanese
Title:	Director

Bon-Ton — First Amendment to Second Amended and Restated Loan and Security Agreement

T.D. BANK, N.A., as a Lender

By:	/s/ Jang Kim
Name:	Jang Kim
Title:	Vice President

Bon-Ton — First Amendment to Second Amended and Restated Loan and Security Agreement

U.S. BANK NATIONAL ASSSOCIATION,
as a Lender

By:	/s/ Lisa N. Freeman
Name:	Lisa N. Freeman
Title:	Senior Vice President

Address:	100 Pearl Street, EX-CT-P14
14th Floor
Hartford, CT 06103

Bon-Ton — First Amendment to Second Amended and Restated Loan and Security Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Connie Liu
Name:	Connie Liu
Title:	Vice President

Bon-Ton — First Amendment to Second Amended and Restated Loan and Security Agreement

Schedule 1.1(a)

Commitments of Lenders*

	Tranche A Revolver Commitments	Tranche A-1 Revolver Commitments
Total	$575,000,000	$100,000,000

* The name of each Lender and the allocation of Commitments have been provided to the Agent on the Amendment Closing Date.

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